Item #
Date of Purchase
Fund Name
SSC Fund Code
Money Manager
CUSIP
Issuer  Broker (3)
Underwriter(s) 4(b)
Affiliated Underwriter in the Syndicate 4(a)
Amount of Purchase ($) - As reported by Manager
Amount of Purchase ($)
Amount of Offering ($)
Purchase Price Net of Fees and Expenses
Offering Price at Close of First Business Day
"Commission, Spread or Profit"
266
11/7/2011
Russell Strategic Bond Fund
CH78
"Goldman Sachs Asset Management, L.P."
031162BM1
Amgen Inc.
Bank of America
"Citigroup Global Markets Inc;JP Morgan Securities;Merrill Lynch Pierce
Fenner & Smith;Morgan Stanley & Co Inc;
Barclays Capital Inc;Credit Suisse Securities USA LLC;Deutsche Bank Securities Inc;Goldman Sachs & Co;Mitsubishi UFJ Securities;USA Inc;UBS Securities;
SMBC Nikko Capital Markets Ltd"
Goldman Sachs & Co.
"$4,575,000"
"$1,750,000,000"
$99.720
$99.720
0.450%
267
11/30/2011
Russell Strategic Bond Fund
CH78
"Goldman Sachs Asset Management, L.P."
893830BB4
Transocean Inc
Barclays Capital Inc.
"Barclays Capital Inc;Citigroup Global Markets Inc;Credit Suisse Securities USA LLC
JP Morgan Securities;Mitsubishi UFJ Securities USA Inc;Wells Fargo Securities LLC;Credit Agricole Securities USA Inc;DNB Nor Markets Inc;
Goldman Sachs & Co;Standard Charte"
Goldman Sachs & Co.
"$3,900,000"
"$1,200,000,000"
$99.946
$99.946
0.650%
268
12/15/2011
Russell Tax-Managed U.S. Large Cap Fund
CHF1
J.P. Morgan Investment Management Inc.
98986T108
Zynga Inc.
Morgan Stanley
Morgan Stanley; Goldman Sachs & Co; BofA Merrill Lynch; Barclays Capital;
J.P. Morgan; Allen & Company LLc
"J.P. Morgan Securities, Inc."
"$37,000"
"$967,500,000"
$10.000
$9.500
0.325%
269
3/13/2012
Russell Strategic Bond Fund
CH78
"Goldman Sachs Asset Management, L.P."
60688QAA3
Mizuho Corp Bank LTD
Mizuho  Bank of Americal Merrill Lunch; Deutsche Bank Securities.;
Goldman Sachs & Co; JP Morgan; Mizuho Securities USA Inc.; Barclays Bank PLC; BNP Paribas; Citigroup Global Markets Ltd; Credit Suisse; HSBC Bank PLC;
KKR Financial Holdings LLC; UBS Securities LLC
Goldman Sachs & Co.
"$3,900,000"
"$1,500,000,000"
$99.837
$99.350
35.000%